SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                                DIGITAL LAVA INC.
             (Exact Name of Registrant as Specified in its Charter)

Delaware                                                              95-4584080
(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)

10850 Wilshire Boulevard, Suite 1260
Los Angeles, California                                                    90024
(Address of principal executive offices)                              (Zip Code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.[x]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-66099

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered      Name of Each Exchange on Which Each
                                             Class is to be Registered
----------------------------------------     -----------------------------------

Common Stock, par value $.0001 per share     American Stock Exchange
Redeemable Common Stock Purchase             American Stock Exchange
Warrants

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

Item 1.   Description of Registrant's Securities to be Registered.

     The securities of Digital Lava Inc. (the "Company" or "Registrant") to be registered are (i) Common Stock, par value $.0001 per share (the "Common Stock"), and (ii) Redeemable Common Stock Purchase Warrants (the "Warrants"). Information concerning the Common Stock and the Warrants is included under the caption "Description of Securities" in the Registrant's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on October 23, 1998, as amended (Registration No. 333-66099) (the "Registration Statement"), and is incorporated herein by reference.

     Certain provisions of the Company's Certificate of Incorporation and By-laws may have the effect of discouraging unsolicited acquisition proposals or making it more difficult for a third party to gain control of the Company. Information concerning these provisions is included under the caption "Certain Charter and By-law Provisions" in the Registration Statement and is incorporated herein by reference.

Item 2.   Exhibits.

     The securities described herein are to be registered on the American Stock Exchange, an exchange on which no other securities of the Registrant are registered. Accordingly, the following exhibits required in accordance with Part II to the Instructions as to the exhibits on form 8-A are being filed with the American Stock Exchange.

     1.1. Registrant's Registration Statement on Form SB-2 (Registration No. 333-66099), filed with the Commission on January 12, 1999.

     4.1. Certificate of Incorporation of the Registrant.

     4.2. By-laws of the Registrant.

     4.3. Form of Warrant Agreement by and among Registrant and American Stock Transfer & Trust Company.

     5.1. Specimen certificate of the Common Stock of the Registrant.

     5.2  Specimen certificate of the Warrants of the Registrant.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        DIGITAL LAVA INC.


                                        By:  /s/ Danny Gampe
                                             ----------------------------------
                                             Danny Gampe
                                             Chief Financial Officer
                                             (Principal Financial and Principal
                                             Accounting Officer)

Date:   January 19, 1999